Registration Statement No. 333-85529

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VFINANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-1974423

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3010 North Military Trail
Suite 300
Boca Raton, Florida 33431
(305) 374-0282

(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)

CONSULTING AND ACQUISITION MANAGEMENT AGREEMENT
WITH STEPHEN KRAUSE AND TIMOTHY MAHONEY
(Full title of the plan)

Leonard J. Sokolow
President and Chief Executive Officer
vFinance, Inc.
3010 North Military Trail
Suite 300
Boca Raton, Florida 33431
(305) 374-0282
(Name, address, including zip code and telephone number,
including area code, of agent for service)

with a copy to:
Leslie J. Croland, Esq.
Edwards & Angell, LLP
600 Corporate Drive, Suite 514
Fort Lauderdale, Florida 33334-3607
(954) 491-8050 (tel)
(954) 351-7175 (fax)

POST-EFFECTIVE AMENDMENT

     This Post-Effective Amendment is being filed to terminate the vFinance, Inc. Registration Statement on Form S-8, Registration No. 333-85529, originally filed with the Securities and Exchange Commission on August 18, 1999 under the name Peachtree Fiberoptics, Inc., the former name of the Registrant. All shares of common stock covered by such Registration Statement have been sold. As there are no securities being registered herein, the disclosure requirements under the Securities Act of 1933 and the requirements for exhibits under Regulation S-K, Item 601 are inapplicable to this filing.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has caused Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on the 15th day of April 2002.

VFINANCE, INC.

By: /s/ Leonard J. Sokolow

Leonard J. Sokolow President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Post-Effective Amendment No 1 to the Registration Statement on Form S-8 (SEC File No. 333-85529) has been signed below by the following persons in the capacities on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Leonard J. Sokolow Leonard J. Sokolow	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2002

/s/ Timothy E. Mahoney Timothy E. Mahoney	Chief Operating Officer and Chairman of the Board of Directors	April 15, 2002

/s/ Robert F. Williamson Robert F. Williamson	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2002

Wong Sin Just	Director	April 15, 2002